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                                                                    EXHIBIT 10.6






                            SAN PEDRO SHIPYARD LEASE
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                                 PERMIT NO. 594

                       GRANTED BY THE CITY OF LOS ANGELES
                            TO SOUTHWEST MARINE, INC.

      THIS Permit (hereinafter called "Agreement"), is made and entered into this 27th day of October, 1990, by and between the CITY OF LOS ANGELES, a municipal corporation (hereinafter called "City"), acting by and through its Board of Harbor Commissioners (hereinafter called "Board"), and SOUTHWEST MARINE, INC., a California corporation, P.O. Box 13308, San Diego, California 92113-0308, (hereinafter called "Tenant").

      Section 1. Agreement.

      City hereby delivers, and Tenant hereby accepts the premises hereinafter described, subject to the terms and conditions provided herein.

      Section 2. Premises.

      (a) Description. The premises subject to this Agreement (hereinafter called "premises") are designated as Parcels Nos. 1, 2, 3, and 4 and delineated and more particularly described on Drawing No. 2-2237 and Parcels Nos. 1, 2, 3, and 4 on Drawing No. 45358 on file in the office of the Chief Harbor Engineer of the Harbor Department of City (hereinafter called "Harbor Engineer"). A copy of said drawings are marked Exhibit "A" and Exhibit "B" respectively, attached hereto and made a part hereof. Tenant understands that Parcel No. 4 on Drawing No. 2-2237 and Parcel No. 1 on Drawing No. 45358 are nonexclusively and preferentially assigned to Tenant and the Executive Director of the Harbor Department (hereinafter called "Executive Director") has the right to allow others to use said Parcels. The term "premises," as used in this Agreement, shall include all structures owned by or under the control of Board which are shown on said drawings to be within said Parcels. No other structure shall be considered to be a part of the premises.

      (b) Reservations. This Agreement and the premises delivered hereby are and shall be at all times subject to the following:

            (1) Utility Rights-of-Way. Rights-of-way for sewers, pipelines, conduits and for telephone, telegraph, light, heat, and power lines as may from time to time be determined to be necessary by Board, including the right to enter upon, above, below or through the surface to construct, maintain, replace, repair, enlarge or otherwise utilize the premises for such purpose, without compensation or abatement of rent, provided the surface shall be restored as much as possible to the condition previously existing.

            (2) Streets and Highways. Rights-of-way for streets and other highways and for railroads and other means of transportation which are apparent from a visual inspection of the premises or which shall have been duly established or which are reserved herein.
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            (3)   Prior Exceptions. All prior exceptions, reservations, grants, easements, leases or licenses of any kind whatsoever as the same appear of record in the Office of the Recorder of Los Angeles County, California, or in the official records of City or any of its various departments.

            (4) Oil Drilling. The right of City to occupy portions of the premises as may be necessary for drilling purposes and to use and grant others the right to use the same to drill for and produce oil or other hydrocarbon substances therefrom; provided, that such uses do not materially interfere with the operation of Tenant hereunder and, provided further, that the rental herein designated shall be adjusted proportionately to compensate for the surface areas so used.

      (c) Inspection. Tenant has inspected the premises in contemplation of occupying them for the uses permitted hereunder and agrees that:

            (1) Suitability. The premises, including any improvements existing thereon covered by this Agreement, are suitable for Tenant's intended uses. No officer or employee of City has made any representation or warranty with respect to the premises, including improvements existing thereon unless the nature and extent of such representation or warranty is described in writing and attached hereto as an addendum.

            (2) Additions and Improvements at Tenants' Expense. Any modification, improvement, or addition to the premises and any equipment installation required by the Fire Department, Department of Building and Safety, Air Quality Management District, Regional Water Quality Control Board, Coast Guard, Environmental Protection Agency, or any other local, regional, state or federal agency in connection with Tenant's operations shall be constructed or installed at Tenant's sole expense.

      (d) Modification. In the event that this Agreement requires the approval of the Council of City to become effective, then by mutual agreement land and water not exceeding twenty thousand (20,000) square feet in the aggregate may be added to or deleted from the premises granted herein without further approval of the Council of City. The amount of rent payable pursuant to Section 4 shall be increased or decreased on a pro rata basis to reflect any such addition or deletion. Executive Director is authorized to execute amendments to this Agreement to effect the foregoing adjustments to area and compensation without further action of the Board of Harbor Commissioners and, in the event this Agreement does not require approval of the Council of City, to execute other amendments to the Agreement which are in the interest of the Harbor Department and the City of Los Angeles, provided, however, that the authority of Executive Director to execute amendments without Board approval is restricted to amendments which will not result in a change in annual compensation which exceeds the sum of Twenty Thousand Dollars ($20,000).


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      Section 3. Term.

      (a) Length. The term of this Agreement shall be for a period of ten (10) years, commencing on July 1, 1986.

      (b) Holdover. Tenant shall not hold over all or any part of the premises after the termination or expiration of this Agreement without first obtaining the approval in writing of the General Manager of the Harbor Department of City (hereinafter also called "Executive Director"). Any such holdover shall be deemed an extension of this Agreement on a month-to-month basis at the same rate of rent and upon the same terms and conditions as set forth in this Agreement. In the event during any such holdover by Tenant, Board and Tenant agree to extend the term of this Agreement or enter into a new agreement for the same premises or for substantially the same premises described in this Agreement, the rent for the period of any such holdover by Tenant shall be at the rate provided in such extension or new agreement. The payments of rent for any such holdover made by Tenant to Board at the rates provided in this Agreement shall be credited against the rent payable under the extension or new agreement and Tenant shall pay to the Board the difference, if any, between the rent paid at the rate herein provided and the rent due pursuant to the extension or new agreement within thirty (30) days after the effective date of any such extension or new agreement.

      Section 4. Rent.

      (a) Fixed Minimum Rent. Tenant shall pay in advance to City for each and every month of the first five (5) years of this Agreement, as rental for the use of the premises, in lawful money of the United States, a fixed minimum monthly rental of Seventy-three Thousand Nine Hundred Fifty-six Dollars ($73,956). Said rental shall be due and payable on or before the first day of each month during the term and shall be made payable to the Board of Harbor Commissioners and mailed to the following address:

                                  Board of Harbor Commissioners
                                  P. O. Box 151
                                  San Pedro, California 90733-0151
                                  Attention:  Chief Accountant

or to such other address as Executive Director may designate in writing.

      (b)   Percentage Rent.

            (1) Tenant shall pay to City for each quarterly period ("quarter") during the first five (5) years of this Agreement, percentage rent equivalent to the amount, if any, by which one and three quarter percent (1-3/4%) of the gross receipts exceeds the fixed minimum rent payable during each such quarter.

            (2)   Tenant shall have prepared and delivered to City within thirty
      (30) days after the end of each quarter on a form prepared by the Los Angeles Harbor Department or in a format approved by the Los Angeles Harbor Department, a


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      written statement signed by Tenant's duly authorized officer or a representative showing in reasonable detail the elements and amount of gross receipts during the preceding quarter. Payment of the percentage rent shall accompany the written statement. Tenant shall further have prepared and delivered to City on or before the sixtieth (60th) day following the end of each of Tenant's fiscal years during the term of this Agreement and after the end of the term of this Agreement, a complete, certified, audited annual statement, prepared by a Certified Public Accountant and signed by Tenant's duly authorized officer or representative, showing in reasonable detail the elements and amounts of gross receipts derived from the premises during the preceding fiscal year of Tenant or fraction thereof. At the time the annual statement is submitted by Tenant to City, Tenant shall pay to City the amount of percentage rent, if any, due, and still unpaid, for the period covered by the statement.

            (3) The percentage rent is due and payable within thirty (30) days following the end of the preceding quarter. Should the term of this Agreement commence on a day other than the first day of a calendar month the percentage rent for the first fractional month and the quarter beginning immediately thereafter shall be due within thirty (30) days following the end of the quarter beginning immediately after the first fractional month. The payment for the last fractional month shall be made within thirty (30) days following the end of the term of this Agreement.

            (4) Percentage rent for any month-to-month tenancy beyond the term of this Agreement shall be paid in the same manner as if the term of this Agreement had commenced with the first day of such holdover.

            (5) In the event seasonal business causes the amount of percentage rent for a permit year to fluctuate, Tenant may be eligible for a credit. The amount of the credit is the difference between (1) the amount of rent actually paid during the permit year (assuming Tenant has paid all rent as it becomes due during the permit year), and (2) Tenant's annual gross receipts multiplied by the percentage figure set forth above. In no event shall Tenant's total rental compensation be less than the fixed minimum. Tenant shall be entitled to the credit only if the rental payments due during the permit year have been timely made.

      (c) Rent Deposit. Tenant shall deposit the sum equal to two (2) months' fixed minimum rent with Board at the address shown in subsection (a) of this
Section 4 prior to the issuance of the Permit granted by this Agreement. Said deposit shall be held as a guarantee to cover delinquent rent. In the event all or any part of the deposit is used to apply against rent due and unpaid, Tenant shall immediately make another deposit in an amount equal to the amount so used, so that at all times during the term of this Agreement, said deposit shall be maintained in the sum stated above. Tenant's rent deposit may be made in the form of a Time Certificate of Deposit from a financial institution in Los Angeles County wherein the principal sum is made payable to City or order. Both the financial institution and the form of the certificate shall be subject to approval by the Executive Director. Regardless of the form in which Tenant elects to


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make said rent deposit, all or any portion of the principal sum shall be available unconditionally to City for the purpose hereinabove provided. Should Tenant elect to provide a Time Certificate of Deposit to fulfill the rent deposit requirements of this Agreement, said certificate shall have the effect of releasing the depository or creditor therein from liability on account of payment of any or all of the principal sum to City or order on demand by City. The agreement entered into by Tenant with the financial institution to establish the deposit necessary to permit issuance of said certificate may allow the payment to Tenant or order of interest accruing on account of said deposit. The rent deposit or the remaining portion thereof, shall be refunded, released, assigned or endorsed to Tenant or order, as applicable, at the expiration of the term of this Agreement.

      (d) Gross Receipts. The term "gross receipts," as used herein, shall be defined to mean all revenue recorded on the accounts and books of Tenant derived in whole or in part from the premises as reported for book purposes under the "percentage of completion" method of accounting as defined by the Financial Accounting Standards Board. Specifically included are charges, sales, fees, and commissions made or earned by Tenant, its assignees, sublessees, licensees, and permittees, whether collected or accrued, from any business, use or operation, or any combination thereof, originating, transacted or performed, in whole or in part, on the premises pursuant to this Agreement. "Gross receipts" includes, but is not limited to, monies collectible from rentals, services, and the sale or delivery of goods, wares and merchandise, exclusive of retail sales taxes, excise taxes and other direct taxes on the consumer. Gross receipts shall not include the amount of any sale of trade fixture or operating equipment after use thereof in the conduct of Tenant's business at the premises; all sums and credits received in settlement of claims for loss or damage to merchandise; the proceeds of casualty insurance; and contingent revenues as defined in subparagraph (e) below arising subsequent to the commencement date of the term of this Agreement. No set off or deduction against gross receipts is permitted unless provided for herein. No reduction or elimination is permitted for bad debts or revenues reported and later determined to be uncollectible. Any change in Tenant's revenue accounting method will require a redefinition of "gross receipts" by amendment of this Agreement.

      (e) Contingent Revenues. It is recognized that from time to time Tenant engages in activities which generate contingent revenues. Contingent revenues for purposes of this Agreement shall be defined as claims arising subsequent to the commencement date of the term of this Agreement from work done by Tenant which, because of unusual circumstances or events, leads to additional billings not included in the definition of gross receipts. Contingent revenues will be subject to the percentage rent in effect at the conclusion of arbitration, litigation or settlement of the claim and on the amount of the settlement. Upon termination or expiration of this Agreement, Tenant shall provide a list of all outstanding contingent revenues. Upon the settlement of any claim for contingent revenues, Tenant shall pay to City the percentage rent in effect at the termination or expiration of this Agreement of the settlement amount.

      (f) Business Curtailment. For any period during which Tenant has ceased or substantially curtailed the operation and conduct of its business under this Agreement for


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reasons other than partial or total destruction of the demised premises, Tenant shall pay percentage rent for that period at the rate at which percentage rent was paid during the three (3) immediately prior years of the term of this Agreement, or during the period in which this Agreement has been in effect, whichever is the shorter period of time.

      (g) Delinquent Rent Payments. Rental payments required to be made by this Section 4 which have not been paid within thirty (30) days of the date such payments are due shall be subject to a service charge of one percent (1%) per month. Said service charge shall be imposed even if all or a portion of any sum on deposit as a guarantee against delinquent rent is applied to the amount due.

      (h) Records and Accounts. All books, accounts and other records showing the affairs of Tenant with respect to its business transacted at, upon or over the premises shall be maintained locally, and shall be subject to examination, audit and transcription by Executive Director or any person designated by him; and in the event it becomes necessary to make such examination, audit or transcription at any place other than within fifty (50) miles of the premises, then all costs and expenses necessary, or incident to such examination, audit or transcription shall be paid by Tenant. These records shall be retained during the term of this Agreement so that the records for the four (4) most recent years are available. After this Agreement terminates, Tenant shall maintain the records for the four (4) most recent years for at least two (2) years. Upon request in writing by Executive Director or his designated representative, Tenant shall furnish a statement of the exact location of all records and the name and telephone number of the custodian of these records. The statement shall be submitted within fifteen (15) days of the request and shall contain such detail and cover such period of time as may be specified in any such request.

      (i) Promotion of Los Angeles Harbor Facilities. Tenant shall in good faith and with all reasonable diligence use its best efforts, suitable advertising and other means to promote the use of the premises granted by this Agreement.

      (j) Renegotiation of Rent. The rental to be paid by Tenant to Board for each five (5) year period or any portion thereof following and succeeding the first five (5) year period of the term of this Agreement shall be subject to readjustment. Such rental shall be mutually agreed upon between Tenant and Board at some time not more than nine (9) months and not than three (3) months before the beginning of each such period and shall be established by order of Board. If negotiation for the new compensation has not begun four (4) months prior to expiration of each five (5) year period, Tenant shall immediately set a date with City to discuss the readjustment of compensation. In the event Tenant and Board cannot agree upon the amount of such rental, the same shall be determined in the following manner:

      Three appraisers shall be appointed. One appraiser shall be appointed by Board, one by Tenant and the third by the two appraisers so appointed. If such compensation has not been mutually agreed upon within the time above prescribed, Board shall give to Tenant a written notice demanding an appraisal of the fair rental value of the premises and naming the person appointed by Board to act as an appraiser on its behalf. Within


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fifteen (15) days from the service of such notice, Tenant shall appoint an appraiser and notify Board of such appointment. If either party shall not have notified the other in writing of the appointment of its appraiser, the Presiding Judge of the Superior Court of the State of California for the County of Los Angeles shall, upon the request of either party, appoint the appraiser for the party so in default. If the two appraisers so chosen shall be unable to agree upon the third appraiser within ten (10) days after the appointment of the second appraiser, the third appraiser shall be appointed by said Presiding Judge. Any vacancy shall be filled by the party who made the original appointment to the vacant place.

      The appraisers shall file their opinions concerning the rental value of the premises in writing with Board within sixty (60) days after the appointment of the third appraiser. Such opinions shall take into consideration the uses permitted under this Agreement and all of its terms, conditions and restrictions. Such opinions shall also take into consideration all of the factors and data relating to such value which may properly be considered in determining the fair value of leaseholds under the laws of eminent domain in the State of California. In the event any appraiser fails to file his opinion within said sixty (60) days, a new appraiser shall be appointed in the manner prescribed above.

      Upon the filing of three opinions, Board shall properly set a date for, and on said date hold, a public hearing. At such hearing said opinions and such other evidence of the fair rental value of the premises as may be presented by Tenant or others shall be received and considered. Based upon such evidence, Board's adopted policy on rate of return and any other relevant factors, Board shall determine the fair rental value of the premises and shall establish the same by order as the compensation to be paid by Tenant for the five (5) year period under consideration.

      Each party shall pay the costs and expenses of the appraiser appointed by it, together with fifty percent (50%) of the costs and expenses of the third appraiser.

      If for any reason said rental shall not be finally determined until after the beginning of any period for which the same must be adjusted, Tenant shall continue to pay at the former rate as credit against the amount of the new rental when fixed; provided, however, that the amount fixed as new rental shall accrue from the beginning of said period and proper adjustment shall be made for any payments made by Tenant at the former rates in the interim.

      Section 5. Uses.

      (a) Permitted Uses. The premises hereby granted shall be used for the following purposes: Operation of a commercial shipyard and purposes incidental thereto. Tenant shall not use or permit the premises or any part thereof to be used for any other purpose without the prior written approval of Board, and subject to such restrictions, limitations and conditions as may be imposed by Board.

      (b) Increased Insurance Rates. Tenant agrees not to use the premises in any manner, even if its use is for the purposes enumerated herein, that will result in the


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cancellation of any insurance that City may have on the premises or on adjacent premises, or that will cause cancellation of any other insurance coverage for the premises or adjacent premises. Tenant further agrees not to keep on the premises or permit to be kept, used, or sold thereon, anything prohibited by any policy of fire insurance covering the premises.

      (c) State Tidelands Grant. This Agreement, and the premises granted hereby, shall at all times be subject to the limitations, conditions, restrictions and reservations contained in and prescribed by the Act of Legislature of the State of California entitled, "An Act Granting to the City of Los Angeles the Tidelands and Submerged Lands of the State Within the Boundaries of Said City," approved June 3, 1929, (Stats. 1929, Ch. 651), as amended, and
Article XI of the Charter of the City of Los Angeles relating to such lands. Tenant agrees not to use the premises in any manner, even in its use for the purposes enumerated herein, which will be inconsistent with such limitations, conditions, restrictions and reservations.

      (d) Shipping Act. Notwithstanding any other provision contained herein, Tenant shall not use the premises hereby granted or furnish any facilities or services thereon for or in connection with a common carrier by water as that term is defined in the Shipping Act, 1984, as amended, unless and until this Agreement has been submitted to the Federal Maritime commission pursuant to
Section 5, Shipping Act, 1984, and has either become effective under the Act or determined not to be subject to said Act.

      Section 6. Default and Termination.

      (a) Default and Right to Terminate. Upon the neglect, failure or refusal by Tenant to comply with any of the terms or conditions of this Agreement, after thirty (30) days' written notice and demand by Executive Director to comply with any such terms or conditions, Board may, at its option, declare this Agreement forfeited, and may forthwith enter upon said premises, using all reasonable force to do so, and exclude Tenant from further use of said premises and all improvements thereon; provided, however, that if there is any default in the payment by Tenant of the compensation or other consideration provided herein, City may give to Tenant a three (3) day notice to pay all sums then due, owning and unpaid, and if such payment is not made within such three (3) day period, at the election of City, stated in such notice, this Agreement and Tenant's rights hereunder are forfeited. Upon any forfeiture of this Agreement, Tenant shall immediately surrender all rights in and to the premises and all improvements. Upon any such forfeiture of this Agreement, any and ail buildings, structures and improvements of any character whatsoever, erected, installed or made, under, through, or because of, or pursuant to the terms of this Agreement, or any prior agreement shall immediately ipso facto either become the property of City free and clear of any claim of any kind or nature of Tenant or its successors in interest, and without compensation to Tenant or its successors, or become removable by Board at the sole expense of Tenant, at the option of Board. In the event this Agreement is forfeited as set forth above, Board may enforce all of its rights and remedies under this Agreement and in addition to any remedy available to City at law or in equity, City shall be entitled to recover from Tenant rent as it becomes due pursuant to the terms of this Agreement and, in addition thereto, the damage that Board may


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recover includes the worth at the time of the award of the amount by which the unpaid rent for the balance of the term of this Agreement, or five (5) years after the time of the award, whichever period is shorter, exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided. Any default in Tenant's obligations to make payments to City under the terms of any berth assignment, lease, permit or other agreement, when such default involves the sum of Five Hundred Dollars ($500.00) or more, shall constitute a material default on the part of Tenant with respect to this Agreement. At any time Tenant has defaulted in payments due under other agreements, City may give Tenant a thirty (30) day default notice for this Agreement as provided above and this Agreement may be forfeited if the default in rental payments of other agreements, including but not limited to berth assignments, leases and permits, is not current within this thirty (30) day period.

      (b) Thirty-Day Nonuse. If Tenant fails or ceases to use the premise or any substantial portion thereof for the purposes and in the manner herein prescribed for a period of more than thirty (30) consecutive days without the consent of Board, Board may declare this Agreement forfeited in accordance with the provisions of subsection (a) of this Section 6 and thereupon all the right, title and interest of Tenant hereunder shall cease and terminate; provided, however, if cessation of or failure to use as herein prescribed is caused by reason of war, bona fide strikes not caused by Tenant or to which Tenant is not a party, riots, civil commotion, acts of public enemies, earthquake, other natural disaster or action of the elements, and Tenant so notifies the Board within ten (10) days from the date said period of cessation or failure to use began, such period of nonuse shall be excluded in computing the thirty (30) day period set forth herein.

      (c) Termination by Court Decree. In the event that any court having jurisdiction in the matter shall render a decision which has become final and which will prevent the performance by City of any of its obligations under this Agreement, then either party hereto may terminate this Agreement by written notice, and all rights and obligations hereunder (with the exception of any undischarged rights and obligations that accrued prior to the effective date of termination) shall thereupon terminate.

      (d) Termination by Destruction of Premises. In the event all of the major structures owned by or under control of Board are totally destroyed by fire not resulting from Tenant's neglect or fault, earthquake, or other natural disaster or action of the elements, or are so nearly destroyed as to require rebuilding, during the term of this Agreement, then the rent shall be paid to the time of such destruction and the Agreement shall thereupon terminate. Neither party hereto shall have any further rights or be under any further obligations on account of this Agreement, except that City shall be entitled to receive all rent accrued to the date of destruction. For the purposes hereof, damage or injury to the extent of fifty percent (50%) of the replacement value of all of the major structures owned by or under the control of Board shall constitute a total destruction thereof. In the event such structures are partially destroyed by fire not resulting from Tenant's neglect or fault, earthquake, or other natural disaster or action of the elements, City with reasonable promptness and dispatch shall repair and rebuild the same, providing the same can be repaired and rebuilt within ninety (90) working days, and Tenant shall pay rent during such period of repair or rebuilding in the proportion that the


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portion of the premises occupied by Tenant bears to the entire premises. For the purposes hereof, damage or injury that amounts to less than fifty percent (50%) of the replacement value of all the major structures owned by or under the control of Board shall be considered as a partial destruction. This provision does not affect structures constructed by Tenant.

      (e) Bankruptcy, Credit Arrangements, Attachments, Tax Liens. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement by Tenant:

            (1) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors;

            (2) The filing by or against Tenant of a petition to have Tenant adjuded a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy;

            (3) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the premises or of Tenant's interest in this Agreement;

            (4) Any attachment where such seizure is not discharged within thirty (30) days; or

            (5) The filing of any tax lien against Tenant which has become delinquent.

The seizure of the premises by the Internal Revenue Service shall automatically terminate this Agreement without any notice by City to Tenant.

      Section 7. Improvements.

      (a) Commencement. The construction or alteration of works, structures and other improvements, including change of grade, provided for herein shall be commenced within ninety (90) days of the effective date of this Agreement and shall be prosecuted diligently to completion, provided, however, that Tenant shall not be in default of its obligations under this subsection (a) in those instances where a permit is required from the California Coastal Commission or Regional Commission or their successors and commencement of construction is delayed by reason of the failure of either Commission to issue the necessary permit, so long as Tenant diligently pursues its application for such permit. The obtaining of this and other necessary permits shall not be a condition precedent to the payment of rent required under this Agreement.

      (b) Approval of Plans. Tenant shall not construct or alter any works, structures or other improvements upon the premises, including a change in the grade thereof, without first submitting to Harbor Engineer a complete set of drawings, plans, and specifications and obtaining his approval. Harbor Engineer shall have the right to order changes in said drawings, plans and specifications; provided, that no changes shall


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be made that would cause the total cost of such works, structures or improvements to exceed the original estimated cost by more than ten percent (10%). In the event that Harbor Engineer orders such a change and Tenant believes that such a change will have any detrimental effect on the structural integrity of the works, structures or improvements, or increase any hazard to life or property, Tenant shall immediately notify him. In the event that Tenant fails to do so, the drawings, plans and specifications shall be treated for all purposes as if they had been originally prepared by Tenant, as changed.

      (c) Compliance with Applicable Laws. Every work, structure or improvement constructed, or alteration or change of grade made by Tenant shall conform with the plans and specifications as provided by Harbor Engineer and shall conform in all respects to the applicable federal, state, regional, and local laws, statutes, ordinances, rules and regulations. The approval of Harbor Engineer given as provided in this Section 7 shall not constitute a representation or warranty as to such conformity.

      (d) Cost of Permits. Tenant, at its own expense, shall obtain all permits necessary for such construction and shall require by contract that its construction contractors and subcontractors comply with all applicable federal, state, regional, and local statutes, ordinances, rules and regulations.

      (e)   Cost of Construction. All construction by Tenant pursuant to this
Section 7 shall be at Tenant's sole expense. Tenant shall keep the premises and improvements constructed free and clear of liens for labor and materials and shall hold City harmless from any responsibility in respect thereto.

      (f) Notices. Tenant shall give written notice to Harbor Engineer, in advance, of the date it will commence any construction. Immediately upon the completion of the construction, Tenant shall notify Harbor Engineer of the date of such completion and shall, within thirty (30) days after such completion, file with him a statement, verified by the oath of Tenant or its duly authorized representative, setting forth the cost of the labor and material used. Tenant shall also file with Harbor Engineer, in a form acceptable to Harbor Engineer, a set of "as built" plans for such construction.

      (g) Ownership. All improvements, works and structures made or erected by Tenant upon the premises shall be and remain the property of Tenant, subject to the terms and conditions contained herein.

      Section 8. Maintenance and Restoration.

      (a) Maintenance. Except as may otherwise be specifically provided in writing, Tenant shall repair, maintain and keep the premises (including landscaping) and all works, structures and improvements thereof, whether a part of the premises or made by Tenant, in a safe, clean, wholesome, sanitary and sightly condition and in conformance with all applicable federal, state, regional, municipal and other laws and regulations. The appearance of the premises shall be maintained to the satisfaction of Executive Director. Tenant shall not permit any offensive or refuse matter or any substance constituting any unnecessary, unreasonable or unlawful fire hazard, or material detrimental to the public health to be or remain on the premises, and Tenant shall prevent any such matter or material from being or accumulating thereon. In the event Tenant fails to repair, maintain and keep the premises and improvements as above required, Executive Director may give thirty (30) days' written notice to Tenant to correct such default, except that no notice shall be required where, in the opinion of Executive Director, the failure creates a hazard to persons or property. If Tenant fails to cure such default within the time specified in such notice, or if Executive Director determines that a hazard to persons or property exists due to such failure, Executive Director may enter upon the premises and cause such repair or maintenance to be made, and the costs thereof, including labor, materials, equipment and administrative overhead, to be charged against Tenant. Such charges shall be due and payable with the next rent payment.

      (b) Restoration and Surrender of Premises. On or before expiration of the term of this Agreement, or any sooner termination thereof other than by forfeiture pursuant to subsections (a) and (b) of Section 6 of this Agreement, Tenant shall remove, at its sole cost and expense, all works, structures, improvements and pipelines of any kind whatsoever placed or maintained on the premises by Tenant including those works, structures and improvements placed by Tenant's predecessors and made a part of the premises described and shall, in any event, leave the surface of the ground in a level, graded condition with no excavations, holes, hollows, hills or humps unless as provided for in attached Exhibit "E", which is incorporated herein and made a part hereof, Tenant is relieved from removing certain works, structures and improvements. Any works, structures and improvements of which Tenant is relieved of its restoration obligation by exhibit shall be and remain the property of City without compensation to Tenant regardless of any improvements made to these works, structures and improvements. Upon the expiration of the term of this Agreement or any sooner termination thereof, other than by forfeiture pursuant to subsections (a) and (b) of Section 6 of this Agreement, Tenant shall quit and surrender possession of the premises to Board in at least as good and usable a condition, acceptable to Executive Director, as the same were in at the time of the first occupation thereof by Tenant under this or any prior agreement, lease or permit with Tenant, ordinary wear and tear excepted. Tenants shall remove all debris and sunken hulks from channels, slips and water areas within or fronting upon premises. Tenant expressly waives the benefits of the "Wreck Act" (Act of March 3, 1899) 33 U.S.C. 401 et seq. and the Limitation of Liability Acts (March 3, 1851, c. 43, 9 Stat. 635) (June 26, 1884 c. 121, Sec. 18, 23 Stat. 57) 46
U.S.C. 181 et seq. and any amendments to these Acts.

      Tenant may not handle any substances classified as hazardous materials under any federal, state or city law without first receiving permission of City. Tenant may receive a blanket approval of hazardous materials routinely handled upon submission of a list of such materials and a plan of their disposal. If Tenant has handled, stored, transported, transferred, or received any product on the premises classified by any state or federal agency as hazardous material [Tenant's attention is particularly called to the Resource Conservation and Recovery Act of 1967 (RCRA), 42 U.S.C. Sec. 6901 et seq.; the Code of Federal Regulations, Title 40, Part 261; State of California Health and Safety Code Sec. 25117, California Administrative Code, Title 22, Division 4, Chapter 30, Article 4] and such material has contaminated the premises or adjacent premises (including structures, soil or groundwater), Tenant, to the satisfaction of City, shall at its own expense remove, neutralize or dissipate on site any contaminants from the premises. If such contaminants cannot be remediated on site, Tenant shall remove and properly dispose of all contaminated soil, material or groundwater and shall replace such soil, material or groundwater with clean fill dirt, material or water suitable to City in accordance with federal, state and local guidelines. Tenant shall, at its expense, be required to perform soil and groundwater tests to the satisfaction of City showing that the premises have not been contaminated by Tenant's operations. If Tenant during its occupancy contaminates the premise or adjacent premises (including structures, soil or groundwater) in any manner, it shall immediately notify City and shall take immediate steps to remove the contaminates to the satisfaction of City and perform such soil and groundwater testing at a certified testing laboratory as City deems necessary at Tenant's expense.

      Tenant understands and agrees it is responsible for complete restoration of the premises and any area it has contaminated before the expiration of this Agreement. If, for any reason, such restoration is not completed before such expiration, then Tenant is obligated to pay City compensation during such restoration as determined by the then fair market value of the land and the Harbor Department's then established rate of return. If Tenant disposes of any contaminated soil, material or groundwater, Tenant shall provide City copies of all records indicating the type of material being disposed of as indicated on a uniform Hazardous Waste Manifest, the method of transportation of the material to the disposal site and the location of the disposal site. Tenant also agrees to provide City a surety bond to assure removal of hazardous wastes from the premises if at any time during its operations City demands such bond. Tenant's breach of any of the provisions of this subsection (b) shall entitle City to forfeit this Agreement. For purposes of this subsection the term "Tenant" includes Tenant's invitees or any contractor retained by Tenant.

      Notwithstanding Subsections (a) and (b) above, Tenant shall maintain and repair, including roofs and exteriors, the improvements located on Parcel No. 4, Drawing No. 45358 and shall demolish and remove said improvements at the termination of this Agreement.

      (c) Services and Utilities. Unless otherwise provide for herein, Tenant shall pay all charges for services furnished to the premises or used in connection with its occupancy, including but not limited to heat, gas, power, telephone, water, light and janitorial services, and pay all deposits, connection fees, charges and meter rentals required by the supplier of any such service, including City.

      (d) Inspection of Premises. Executive Director and his duly authorized representatives shall have the right to enter upon the premises and improvements constructed by Tenant at any and all reasonable times during the term of this Agreement for the purpose of determining compliance with its terms and conditions or for any other purpose incidental to the rights of City. The right of inspection reserved hereunder shall impose no obligation upon City to make inspections to ascertain the condition of the premises, and shall impose no liability upon City for failure to make such inspections. By reserving the right of inspection, City assumes no responsibility, or liability for loss or damage to the property of Tenant or property under the control of Tenant, whether caused by fire, water or other causes. Nor does it assume responsibility for any shortages of cargo handled by Tenant at the premises.

      (e) Signs. Tenant shall not erect or display, or permit to be erected or displayed, on the premises, or upon works, structures and improvements made by Tenant, any advertising matter of any kind, including signs, without first obtaining the written consent of Executive Director. Tenant shall post, erect and maintain on the premises such signs as Executive Director may direct.

      (f) Relocation of Business. Upon the expiration of the term of this Agreement, if no new agreement is entered into, Tenant is obligated to relocate its business at its own expense and to vacate the premises as provided for herein and no relocation expenses will be paid by City.

      Section 9. Indemnity and Insurance.

      (a) Indemnity. Tenant shall at all times relieve, indemnify, protect and save harmless City and any and all of its boards, officers, agents and employees from any and all claims and demands, actions, proceedings, losses, liens, costs and judgments of any kind and nature whatsoever, including expenses incurred in defending against legal actions, for death of or injury to persons or damage to property including property owned by or under the care and custody of City, and for civil fines and penalties, that may arise from or be caused directly or indirectly by:

            (1) Any dangerous, hazardous, unsafe or defective condition of, in or on the premises, of any nature whatsoever, which may exist by reason of any act, omission neglect, or any use or occupation of the premises by Tenant, its officers, agents, employees, sublessees, licensees or invitees;

            (2) Any operation conducted upon or any use or occupation of the premises by Tenant, its officers, agents, employees, sublessees, licensees or invitees under or pursuant to the provisions of this Agreement or otherwise;

            (3) Any act, omission or negligence of Tenant, its officers, agents, employees, sublessees, licensees or invitees, regardless of whether any act, omission or negligence of city its officers, agents or employees contributed thereto;

            (4) Any failure of Tenant, its officers, agents or employees to comply with any of the terms or conditions of this Agreement or any applicable federal, state, regional, or municipal law, ordinance, rule or regulation; or

            (5) The conditions, operations, uses, occupations, acts, omissions or negligence referred to in subdivisions (1), (2), (3) and (4) of this subsection (a), existing or conducted upon or arising from the use or occupation by Tenant or its invitees on any other premises within the Harbor District, as defined in the Charter of City.

Tenant also agrees to indemnify City and pay for all damages or loss suffered by City and the Harbor Department, including but not limited to damage to or loss of City property, to the extent not insured by City, and loss of City revenue from any source, caused by or arising out of the conditions, operations, uses, occupations, acts, omissions or negligence referred to in subdivisions (1), (2),
(3), (4) and (5) of this subsection (a). The term "persons" as used in this subsection (a) shall include but not be limited to officers and employees of Tenant.

      (b) Insurance. Tenant shall procure and maintain at its expense and keep in force at all times during the term of this Agreement the following insurance:

            (1) Public Liability and Property Damage. Broad form comprehensive public liability and property damage insurance (including comprehensive general liability and automobile) written by an insurance company authorized to do business in the State of California with Tenant's normal limits of liability but not less that One Million Dollars ($1,000,000.00) for injury or death to one person and One Million Dollars ($1,000,000.00) for injury or death to more that one person arising out of each accident or occurrence and One Million Dollars ($1,000,000) for property damage for each accident or occurrence. Said limits shall be without deduction, provided that Executive Director may permit a deductible amount in those cases where, in his judgment, such a deductible is justified by the new worth of Tenant. The insurance provided shall contain a severability of interest clause. In all cases, regardless of any deductible, said insurance shall contain a defense of suits provision. Where Tenant operates watercraft, liability coverage for such craft must be provided as above. The submitted policy shall, in addition, provide the following coverage either in the original policy or by endorsement substantially as follows:

            "(i) Notwithstanding any inconsistent statement in the policy to which this endorsement is attached, or any endorsement or certificate now or hereafter attached hereto, it is agreed that the City of Los Angeles, its Board of Harbor Commissioners, their officers, agents and employees, are additional insured, hereunder, and that coverage is provided for all operations, uses, occupations, acts and activities of the insured under Permit No. 594, and under any amendments, modifications, extensions or renewals of said Permit regardless of whether such operations, uses, occupations, acts and activities occur on the premises or elsewhere within the Harbor District, and regardless of whether liability is attributable to the insured or a combination of the insured and the additional insured;

            "(ii) The policy to which this endorsement is attached shall not be cancelled or reduced in coverage until after the Board and the City Attorney of City have each been given thirty (30) days' prior written notice by registered mail addressed to P.O. Box 151, San Pedro, California 90733;

            "(iii) The coverage provided by the policy to which this endorsement is attached is primary coverage and any other insurance carried by City is excess coverage;

            "(iv) In the event of one of the named insureds incurring liability to any other of the named insureds, this policy shall provide protection for each named insured against whom claim is or may be made, including claims by other named insureds in the same manner as if separate policies had been issued to each named insured. Nothing contained herein shall operate to increase the company's limit of liability.

            "(v) Notice of occurrences or claims under the policy shall be made to [the name and address of the person to be notified]."

            (2) Fire Legal Liability. In addition to and concurrently with the aforesaid insurance coverage, shall also secure and maintain, either by an endorsement thereto or by a separate policy, fire legal liability insurance with a minimum limit of One Hundred Thousand Dollars ($100,000.00), covering legal liability of Tenant for damage or destruction to the works, structures and improvements owned by City provided that said minimum limits of liability shall be subject to adjustments by Executive Director to conform with the deductible amount of the fire insurance policy maintained by Board, with waiver of subrogation in favor of Tenant so long as permitted by Board's fire insurance policy, upon thirty (30) days' prior written notice thereof to Tenant at any time during the term of this Agreement. Neither City nor Board should be named as additional insureds on this policy.

            (3) Notice of Cancellation. Each insurance policy described above shall provide that it will not be cancelled or reduced in coverage until after Board and the City Attorney of City have each been given thirty (30) days' prior written notice by registered mail addressed to P. O. Box 151, San Pedro, California 90733.

            (4) Copies of Policies. Two certified copies of each policy shall be furnished to Board. Alternatively, two duplicate original certificates of insurance on forms provided by the Department may be submitted. The form of such policy or certificate shall be subject to the approval of the City Attorney of City.

            (5) Renewal of Policies. At least sixty (60) days prior to the expiration of each policy, Tenant shall furnish to Board a certificate or certificates showing that the policy has been renewed or extended or, if new insurance has been obtained, two certified copies of each new policy shall be furnished to Board, and the form thereof shall be subject to the approval of the City Attorney of City. If Tenant neglects or fails to secure or maintain the required insurance, or if Tenant fails to submit copies thereof as required above, Board may, at its option and at the expense of Tenant, obtain in such insurance for Tenant.

            (6) Modification of Coverage. Executive Director, at his discretion based upon recommendation of independent insurance consultants to City, may increase or decrease amounts and types of insurance coverage required hereunder at any time during the term hereof by giving ninety
      (90) days' prior written notice to Tenant.

      (c) Accident Reports. Tenant shall report in writing to Executive Director within fifteen (15) days after it, its officers or managing agents have knowledge of any accident or occurrence involving death of or injury to any person or persons, or damage in excess of Five Hundred Dollars ($500.00) to property, occurring upon the premises, or elsewhere within the Harbor District if Tenant's officers, agents or employees are involved in such an accident or occurrence. Such report shall contain to the extent available (1) name and address of the persons involved, (2) a general statement as to the nature and extent of injury or damage, (3) the date and hour of occurrence, (4) the names and addresses of known witnesses, and (5) such other information as may be known to Tenant, its officers or managing agents.

      Section 10. Sublease and Assignment.

      (a) Sublease and Assignment. No assignment, sublease, transfer, gift, hypothecation or grant of control or other encumbrance of this Agreement, or any interest therein or any right or privilege thereunder, whether voluntary or by operation of law, in whole or in part, shall be valid for any purpose unless first approved by order of Board. The approval by Board of an assignment, sublease, transfer, gift, hypothecation, grant of control or other encumbrance shall not be deemed to be an approval by Board of any other assignment, sublease, transfer, gift, hypothecation, or grant of control or other encumbrance. No assignment, sublease, transfer, gift, hypothecation, grant of control or other encumbrance shall act to relieve Tenant of its obligation hereunder unless Board so orders.

                        For purposes of this subsection, the term "by operation
            of law" includes the placement of all or substantially all of Tenant's assets in the hands of a receiver or trustee, an assignment by Tenant for the benefit of creditors, the adjudication of Tenant as a bankrupt, the institution of any proceedings (by Tenant or against Tenant) under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization.

      (b) Terms Binding on Successors. All the terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. The provisions of this subsection (b) shall not be deemed as a waiver of any of the conditions against assignment above set forth.

      (c) Transfer of Stock. If, during any calendar year after the filing of the application for this Agreement, more than ten percent (10%) of the outstanding shares of capital stock of Tenant is traded, Tenant shall notify Executive Director in writing within ten (10) days after the transfer date; provided, however, that this provision shall have no application in the event Tenant is a corporate entity whose stock is listed on either the American Stock Exchange, the New York Stock Exchange, or the Pacific Stock Exchange.

      (d) Assignee as Tenant. The term "Tenant" shall include any assignee of Tenant under assignment granted hereunder.

      Section 11. Miscellaneous.

      (a) Statements of Tenant as Applicant. This Agreement is granted pursuant to an application filed by Tenant with Board. If the application or any of the attachments thereto contain any material misstatements of fact, Board may cancel this Agreement. Upon any such cancellation of the Agreement granted hereunder, Tenant shall quit and surrender the premises as provided in subsection (a) of Section 6 hereof.

      (b) Applicable Law. It is expressly understood and agreed that this Agreement and all questions arising thereunder shall be construed according to the laws of the State of California.

      (c) Compliance with Applicable Laws. Tenant shall, at all times, in its use and occupancy of the premises and in the conduct of its operations thereon, comply with all laws, statutes, ordinances, rules and regulations applicable thereto, enacted and adopted by federal, state, regional, municipal or other governmental bodies, or departments or offices thereof. In addition to the foregoing, Tenant shall comply immediately with any and all directives issued by Executive Director or his authorized representative under authority of any such law, statute, ordinance, rule or regulation.

      (d) Affirmative Action. Tenant agrees not to discriminate in its employment practices against any employee or applicant for employment because of the employee's or applicant's race, religion, national origin, ancestry, sex, age or physical handicap. All assignments, subleases and transfers of interest in this Agreement under or pursuant to this Agreement shall contain this provision.

                        The provisions of Section 10.8.4 of the Los Angeles
            Administrative Code as set forth in the attached Exhibit "C" are incorporated herein and made a part hereof.

      (e) Minority Business Enterprise/Woman Business Enterprise. Tenant is aware of the Los Angeles Harbor Department's Minority Business Enterprise/Women Business Enterprise (MBE/WBE) policy (hereinafter "Policy"). Tenant shall comply with the Harbor Department's Policy for the construction of any improvements on the premises. Any construction contracts by Tenant shall include the Department's MBE/WBE policy, attached as Exhibit "D" which is incorporated herein and made a part hereof.

      Tenant acknowledges that Board reserves the right to amend or modify its Policy from time to time. Any such amendment or modification to the Policy shall be binding on Tenant from the date the Board approves such changes at a public meeting after notice and an opportunity to be heard thereon. Any contracts including subleases entered into by Tenant pursuant to this Agreement prior to Board approval of changes to the Policy shall not be affected by such changes.

      (f) License Fees and Taxes. Tenant shall pay all taxes and assessments of whatever character levied upon or charged against the interest of Tenant, if any, created by this Agreement in the premises or upon works, structures, improvements or other property thereof, or upon Tenant's operations hereunder. Tenant shall also pay all license and permit fees required for the conduct of its operations hereunder.

                        TENANT IS AWARE THAT THE GRANTING OF THIS AGREEMENT TO
            TENANT MAY CREATE A POSSESSORY PROPERTY INTEREST IN TENANT AND THAT TENANT MAY BE SUBJECT TO PAYMENT OF A POSSESSORY PROPERTY TAX IF SUCH AN INTEREST IS CREATED.

      (g) Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent by a final judgment of any court of competent jurisdiction, the remainder of the Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

      (h) Waiver of Claims. Tenant hereby waives any claim against City and Board and its officers, agents or employees for damages or loss caused by any suit or proceedings directly or indirectly challenging the validity of this Agreement, or any part thereof, or by any judgment or award in any suit or proceeding declaring this Agreement null, void or voidable or delaying the same or any part thereof from being carried out.

      (i) Conflict of Interest. It is hereby understood and agreed that the parties to this Agreement have read and are aware of the provisions of Section 1090 et seq. and Section 87100 et seq. of the Government Code relating to conflict of interest of public officers and employees, as well as the Conflict of Interest Code of the Harbor Department. All parties hereto agree that they are unaware of any financial or economic interest of any public officer or employee of City relating to this Agreement. Notwithstanding any other provision of this Agreement, it is further understood and agreed that if such a financial interest does exist at the inception of this Agreement, City may immediately terminate this Agreement by giving written notice thereof.

      (j) Visitors. Tenant shall allow Executive Director and his designated representatives access to the premises for the purpose of showing the premises and works, structures and improvements made by Tenant to visitors upon the giving of reasonable notice to Tenant, provided, however, that such entry shall not unreasonably interfere with Tenant's operations.

      (k) Attorneys' Fees. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy arising out of or based upon this Agreement, including but not limited to the recovery of damages for its breach, the prevailing party in said action or proceeding shall be entitled to recovery of its costs and reasonable attorneys' fees, including the reasonable value of the services of the Office of City Attorney or house counsel of Tenant.

      (1) Notices. In all cases where written notice is to be given under this Agreement, service shall be deemed sufficient if said notice is deposited in the United States mail, postage prepaid. When so given, such notice shall be effective from the date of mailing of the same. For the purpose hereof, unless otherwise provided by notice in writing from the respective parties, notice to City shall be addressed to Executive Director, Los Angeles Harbor Department, P.
O. Box 151, San Pedro, California 90733-0151 and notice to Tenant shall be addressed to it at the address set forth above. Nothing herein contained shall preclude or render inoperative service of such notice in the manner provided by law.

      (m) Waivers. No waiver by either party at any time of any of the terms, conditions, covenants, or agreements of this Agreement shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof by the proper party. The subsequent acceptance of rent by Board shall not be deemed to be a waiver of any other breach by Tenant of any term, covenant or condition of this Agreement other than the failure of Tenant to timely make the particular rent payment so accepted, regardless of Board's knowledge of such other breach. No delay, failure or omission of either party to execute any right, power, privilege or option arising from any default, nor subsequent acceptance of guarantee then or thereafter accrued, shall impair any such right, power, privilege or option, or be construed to be a waiver of any such default or relinquishment thereof, or acquiescence therein, and no notice by either party shall be required to restore or revive the time is of the essence provision hereof after waiver by the other party or default in one or more instances. No option, right, power, remedy or privilege of either party shall be construed as being exhausted or discharged by the exercise thereof in one or more instances. It is agreed that each and all of the rights, powers, options or remedies given to City by this Agreement are cumulative, and not one of them shall be exclusive of the other or exclusive of any remedies provided by law, in that the exercise of one right, power, option or remedy by City shall not impair its rights to any other right, power, option or remedy.

      (n) Extent of Water Frontage. In case this Agreement or any improvements made hereunder or this Agreement or any part thereof shall be assigned, transferred, leased or subleased and the control thereof be given or granted to any person, firm, or corporation so that such person, firm or corporation shall then own, hold or control more than the length of water frontage permitted or authorized under
Section 140(f) of the Charter of City or if Tenant shall hold or control such water frontage, then this Agreement and all rights hereunder shall thereupon and thereby be absolutely terminated, and any such attempted or purported assignment, transfer or sublease, or giving or granting of control to any person, firm or corporation which will then own, hold or control more than such permitted or authorized length of water frontage shall be void and ineffectual for any purpose whatsoever.

      (o) Integration. This Agreement constitutes the whole agreement between city and Tenant. There are no terms, obligations or conditions other than those contained herein. No modifications of this Agreement shall be valid and effective unless evidenced by an agreement in writing.

      (p) Prior Permits. This Agreement shall supersede the permit granted by Permit No. 449. From and after the effective date of this Agreement, said permit shall have no further force or effect.

      (q) Time of the Essence. Time is expressly declared to be of the essence in this Agreement.

      (r) Extensions. Board shall have the right to grant reasonable extensions of time to Tenant for any purpose or for the performance of any obligation of Tenant hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first hereinabove written.

                                       THE CITY OF LOS ANGELES, by its Board of
                                       Harbor Commissioners

                                       By: /s/ Signature Illegible
                                           -------------------------------------
                                           Executive Director

                                      Attest:  /s/ Audrey H. Yamaki
                                               ---------------------------------
                                               Acting Secretary

                                      SOUTHWEST MARINE, INC.

                                      By:  /s/ Arthur E. Engel
                                           -------------------------------------
                                           Arthur E. Engel, President


                                      Attest: /s/ Lloyd A. Schwartz
                                              ----------------------------------
                                              Lloyd A. Schwartz, Secretary

APPROVED AS TO FORM

May 19, 1990
------------
JAMES K HAHN, City Attorney


By: /s/ GERALD F. SWAN
    -------------------------
    GERALD F. SWAN, Assistant

                               FIRST AMENDMENT TO
                                 PERMIT NO. 594
                       BETWEEN THE CITY OF LOS ANGELES AND
                             SOUTHWEST MARINE, INC.

      THIS FIRST AMENDMENT TO PERMIT NO. 594 (Agreement) is made this 18th day of January, 1993 by and between the CITY OF LOS ANGELES, a municipal corporation (hereinafter "City"), acting by and through its Board of Harbor Commissioners, and SOUTHWEST MARINE, INC., a California corporation, P.O. Box 13308, San Diego, California 92113-0308 (hereinafter "Tenant").

      WHEREAS, the fixed term of Permit 594 is for a period of ten (10) years commencing on July 1, 1986 and ending at midnight on June 30, 1996; and

      WHEREAS, Permit 594 provides that the amount of rent to be paid during the second five (5) year period of the permit is to be renegotiated between the parties; and

      WHEREAS, the parties are in agreement as to the amount of rent to be paid during the second five (5) year period of the permit; and

      WHEREAS, Tenant and City desire to change the rent structure to a flat monthly rate and eliminate percentage rent provisions; and

      WHEREAS, Tenant foresees the possible necessity of having to close its business due to an anticipated significant decline in business activity resulting from the scheduled closure of the Long Beach Naval Station from which a considerable portion of Tenant's business originates; and

      WHEREAS, Tenant and City desire to provide a mechanism for the early termination of Permit No. 594 and timely restoration of the premises;

      NOW THEREFORE, the parties agree that Permit No. 594 between the CITY OF LOS ANGELES and SOUTHWEST MARINE, INC. is hereby amended as follows:

      1.    Section 3. Term is amended by adding the following paragraph:

      "Section 3(c) Early Termination. At an time after July 1, 1992, either party may terminate Permit No. 594 by giving at least six months prior written notice to the other party clearly stating its desire to terminate said agreement and the date, no less than six months in the future, upon which the termination shall occur."

      2.    Section 4. Rent is amended as follows:

      a. Section 4(a) "Fixed Minimum Rent" is amended by increasing the fixed monthly rent to One Hundred Thirty-three Thousand Four Hundred Thirteen Dollars ($133,413.00) per month during the last five (5) year period of the permit commencing July 1, 1991, or any portion thereof.

      b. Section 4(b) "Percentage Rent" is deleted and no percentage rent shall be charged during the last five (5) year period of the permit commencing July 1, 1991.

      c. Section 4(d) "Gross Receipts" and Section 4(e) "Contingent Revenues" are likewise deleted during the last five (5) year period of the permit commencing July 1, 1991.

      3.    Section 8. Maintenance and Restoration is amended as follows:

      a. Section 8(b) "Restoration and Surrender of Premises" is amended by adding the following paragraph:

            "Concurrent with any notice of termination referred to in Section 3(c) as amended hereinabove or, in any event, no later than six months prior to expiration of Permit 594, Tenant shall prepare in writing and provide to City a detailed description of all action Tenant intends to undertake in order to comply with Tenant's obligations for restoration as required by Section 8(b)."

      4. The effective date of this amendment shall be 31 days following its approval by the Los Angeles City Council.

      5. Except as amended herein, all remaining terms and conditions of Permit No. 594 shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Permit No. 594 on the dates shown to the left of the below signatures.

                                          THE CITY OF LOS ANGELES, by its
                                          Board of Harbor Commissioners


Dated:                                    By:  /s/ Signature Illegible
      ------------------------                 ---------------------------------
                                               Executive Director

Dated:                                    Attest:  /s/ Audrey H. Yamaki
      ------------------------                     -----------------------------
                                                   Acting Board Secretary

                                          SOUTHWEST MARINE, INC.

                                          By:  /s/ Herbert G. Engel
                                               ---------------------------------
Dated:      June 05 1994                       Herbert G. Engel, President
      ------------------------


Dated:      June 05 1994                  Attest:  /s/ Lloyd A. Schwartz
      -------------------------                    ----------------------------
                                                   Lloyd A. Schwartz, Secretary


APPROVED AS TO FORM
May 6, 1994
------------

/s/ James K. Hahn
-------------------------------
James K. Hahn, City Attorney

By: /s/ G. Daniel Woodard
    ---------------------------
    G. Daniel Woodard, Deputy

                              SECOND AMENDMENT TO
                                 PERMIT NO. 594
                      BETWEEN THE CITY OF LOS ANGELES AND
                             SOUTHWEST MARINE, INC.

      THIS SECOND AMENDMENT TO PERMIT NO. 594 ("Agreement") is made this 31st day of October, 1994 by and between the CITY OF LOS ANGELES, a municipal corporation ("City"), acting by and through its Board of Harbor Commissioners, and SOUTHWEST MARINE, INC., a California corporation, P.O. Box 13308, San Diego, California 92170-3308 ("Tenant").

      WHEREAS, the parties desire that the premises, rent and certain other terms of this Agreement be modified.

      NOW THEREFORE, the parties agree that Permit No. 594 between the CITY OF LOS ANGELES and SOUTHWEST MARINE, INC. is hereby amended as follows:

      1. Section 2 is amended by deleting Parcels Nos. 1, 2, 3, and 4 on Drawing No. 2-2237 and Parcels Nos. 1, 2, 3, and 4 on Drawing No. 45358 from the premises and adding to the premises Parcels Nos. 1, 2, 3, 4, 5, and 6 on the sketch attached hereto, made a part hereof and marked Exhibit G. A Harbor Engineer's drawing shall be substituted for Exhibit G when available and shall then be marked Exhibit G.

      2. Section 4 is amended by deleting Section 4(a) in its entirety and inserting a new Section 4(a) as follows:

            a. "Fixed Minimum Rent. From the effective date of this amendment until written notice by the Executive Director is provided to Tenant that site improvements to Parcels Nos. 2 and 5 are complete and suitable for intended purposes ("Improvements Notice"), Tenant shall pay a minimum monthly rental of $42,559 for the use of Parcels Nos. 1, 2, 4, and 5, in lawful money of the United States. From and after the date of Improvements Notice Tenant shall pay a minimum monthly rental of $59,510 for the use of Parcels Nos. 1, 2, 4 and 5, in lawful money of the United States. Said rental shall be due and payable on or before the first day of each month during the remaining term and shall be made and payable to the Board of Harbor Commissioners and mailed to the following address:

                        City of Los Angeles
                        Port of Los Angeles
                        Dept. 2959
                        SCF Pasadena, CA 91051-2959

      or to such other address as Executive Director may designate in writing.

            "Upon substitution of a Harbor Engineer's drawing (Exhibit G), minimum monthly rental shall be adjusted upward or downward if the area of any parcel changes based on the Harbor Engineer's drawing at the following rates:

                        "Parcels 1 and 2 - $0.70 per square foot per year "Parcel 4 - $0.24 per square foot per year "Parcel 5 - $90.50 per lineal foot per year

            "From the date of Improvements Notice, minimum monthly rental shall be adjusted upward or downward if the area of any parcel changes based on the Harbor Engineer's drawing at the following rates:

                        "Parcel 1 - $0.70 per square foot per year
                        "Parcel 2 - $1.40 per square foot per year
                        "Parcel 4 - $0.24 per square foot per year
                        "Parcel 5 - $181.00 per lineal foot per year

            "If during the term of this Agreement Tenant is authorized by the Executive Director in writing to use Parcels Nos. 3 and/or 6, minimum monthly rental shall be adjusted upward or downward if the area of any parcel changes based on the Harbor Engineer's drawing at the following rates:

                        "Parcel 3- $1.40 per square foot per year
                        "Parcel 6 - $181.00 per lineal foot per year"

      3.    Section 4 is amended by adding a new Section 4 (b) as follows:

            "(b)  Percentage Rent.

            "(1) Tenant shall pay to City for each and every month of the remaining term of this Agreement, percentage rent equivalent to the amount, if any, by which 1.75 percent (1.75%) of the gross receipts exceeds the fixed minimum monthly rent payable.

            "(2)  Tenant shall have prepared and delivered to City within thirty
      (30) days after the end of each month, on a form prepared by the Los Angeles Harbor Department or in a format approved by the Los Angeles Harbor Department, a written statement signed by Tenant's duly authorized officer or a representative showing in reasonable detail the elements and amount of gross receipts during the preceding month. Payment of the percentage rent shall accompany the written statement. Tenant shall further have prepared and delivered to City on or before the ninetieth
      (90th) day following the end of each calendar year during the term of this Agreement and on or before the ninetieth (90th) day after the end of the term of this Agreement, a complete, certified, audited annual statement, prepared by a Certified Public Accountant and signed by Tenant's duly authorized officer or representative, showing in reasonable detail the elements and amounts of gross receipts during the preceding year or fraction thereof. At the time the annual statement is submitted by Tenant to City, Tenant shall pay to City the amount of percentage rent, if any, due, and still unpaid, for the preceding year or fraction thereof.

            "(3) The percentage rent is due and payable within thirty (30) days following the end of the preceding month. Should the term of this Agreement commence on a day other than the first day of a calendar month, the percentage rent for the first fractional month and the month beginning immediately thereafter shall be due within thirty (30) days following the end of the month beginning immediately after the first fractional month. The payment for the last fractional month shall be made within thirty (30) days following the end of the term of this Agreement.

            "(4) Percentage rent for any month-to-month tenancy beyond the term of this Agreement shall be paid in the same manner as if the term of this Agreement had commenced with the first day of such holdover.

            "(5) In the event seasonal business causes the amount of percentage rent for a period year to fluctuate, Tenant may be eligible for a credit. The amount of the credit is the difference between (1) the amount of rent actually paid during the permit year (assuming Tenant has paid all rent as it becomes due during the permit year), and (2) Tenant's annual gross receipts multiplied by the percentage figure set forth above. In no event shall Tenant's total rental compensation be less than the fixed minimum. Tenant shall be entitled to the credit only if the rental payments due during the permit year have been timely made."

            4.    Section 4 is amended by adding a new Section 4(d) as follows:

            "(d) Gross Receipts Defined. The term "gross receipts," as used herein, shall include all charges, sales, fees and commissions made or earned by Tenant, its assignees, sublessees, licensees and permittees, whether collected or accrued, from any business, use or operation, or any combination thereof, originating, transacted or performed, in whole or in part, on Parcels Nos. 1 and 4 of the premises pursuant to this Agreement. "Gross receipts" includes, but is not limited to, monies collectible from rentals, services, and the sale or delivery of goods, wares and merchandise, exclusive of retail sales taxes, excise taxes and other direct taxes on the consumer. Gross receipts shall not include the amount of any sale of trade fixtures or operating equipment after use thereof in the conduct of Tenant's business at the premises; all sums and credits received in the settlement of claims for loss or damage to merchandise; the proceeds of casualty insurance; and contingent revenues as defined in subparagraph (e) below from claims arising prior to the effective date of this amendment. No set off or deduction against gross receipts is permitted unless provided herein.

            5.    Section 4 is amended by adding a new Section 4 (e) as follows:

            "(e) Contingent Revenues. It is recognized that from time to time Tenant engages in activities which generate contingent revenues. Contingent revenues for purposes of this Agreement shall be defined as claims arising subsequent to the commencement date of this amendment from work done by Tenant which, because of unusual circumstances or events, leads to additional billings not included in the definition of gross receipts. Contingent revenues will be subject to the percentage rent in effect at the conclusion of arbitration, litigation or settlement of the claim and on the amount of the settlement. Upon termination or expiration of this Agreement, Tenant shall provide a list of all outstanding contingent revenues. Upon the settlement of any claim for contingent revenues, Tenant shall pay to city the percentage rent in effect at the termination or expiration of this Agreement."

            6. Section 5 is amended by deleting 5(a) in its entirety and inserting a new 5(a) as follows:

                  "(a) Permitted Uses.

                              "(i) Parcels Nos. 1 and 4 shall be used for
                  construction, operation and maintenance of a commercial shipyard and purposes incidental thereto.

                              "(ii) Parcels Nos. 2 and 5 shall be used for
                  construction, operation, and maintenance of a commercial shipyard and purposes incidental thereto until the date of Improvements Notice and thereafter said parcels may also be used for construction, operation and maintenance of a vessel dismantling facility, and purposes incidental thereto.

                              "(iii) Parcels Nos. 3 and 6 may be used for the
                  berthing of vessels in conjunction with commercial shipyard and vessel dismantling activities, upon seven (7) days' written notice by Executive Director."

      "Tenant shall not use or permit the premises or any part thereof to be used for any other purpose without the prior written approval of Board, and subject to such restrictions, limitations and conditions as may be imposed by Board."

      This amendment shall become effective 31 days following its approval by the Los Angeles City Council with an effective date of February 9, 1994.

      Except as amended herein, all remaining terms and conditions of Permit No. 594 shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Permit No. 594 on the dates shown to the left of the below signatures.

                                           THE CITY OF LOS ANGELES, by its
                                           Board of Harbor Commissioners


Dated:        11/1/94                      By:  /s/ Signature Illegible
      ------------------------                  --------------------------------
                                                Executive Director

Dated:                                     Attest:  /s/ Signature Illegible
      ------------------------                      ----------------------------
                                                    Board Secretary



                                           SOUTHWEST MARINE, INC.

                                           By:  /s/ Herbert G. Engel
                                                --------------------------------
Dated:         4/29/94                          Herbert G. Engel, President
      ------------------------


Dated:         4/29/94                     Attest: /s/ Lloyd A. Schwartz
      -------------------------                    ----------------------------
                                                   Lloyd A. Schwartz, Secretary


APPROVED AS TO FORM
May 6, 1994
-----------

/s/ James K. Hahn
-------------------------------
James K. Hahn, City Attorney

By: /s/ Gerald F. Swan
    ---------------------------
    Gerald F. Swan, Assistant